Exhibit 1.1

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

Amendment No. 1, dated as of May 22, 2015 (this “Amendment”), by and among Two Harbors Investment Corp., a Maryland corporation (the “Company”), and  JMP Securities LLC and Keefe, Bruyette & Woods, Inc. (each, a “Placement Agent” and together, the “Placement Agents” ) to the Equity Distribution Agreement (the “Original Agreement” and as amended by this Amendment, the “Amended Agreement”), dated as of May 25, 2012, by and among the Company, the Manager and the Agent.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Sales Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Placement Agents are party to the Original Agreement relating to the issuance and sale by the Company of 20,000,000 shares of Common Stock (collectively, the “Securities”) upon the terms and subject to the conditions contained in the Original Agreement;

WHEREAS, the Company has sold 7,585,869 of the Securities pursuant to the Company’s registration statement on Form S-3 (No. 333-180791), including a base prospectus, and the prospectus supplement, dated May 25, 2012, to such base prospectus, relating to the Securities;

WHEREAS, on May 15, 2015, the Company filed a new “automatic shelf registration statement” on Form S-3ASR (File No. 333-204216) with the Securities and Exchange Commission relating to the public offering and sale of the Common Stock and other securities of the Company (the “New Shelf”); and

WHEREAS, the Company and the Placement Agents desire to amend the Original Agreement, and have agreed to enter into this Amendment thereto in connection with the filing of the New Shelf.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Any of the remaining 12,414,131 Securities (collectively, the “Remaining Securities”) proposed to be sold pursuant the Amended Agreement will be sold under the New Shelf. Accordingly, (i) the term “Registration Statement” in the Amended Agreement shall refer to the New Shelf, (ii) the term “base prospectus” in the Amended Agreement shall refer to the base prospectus filed as part of the New Shelf, in the form in which it has most recently been filed with the Commission on or prior to the date of this Amendment, and (iii) the term “Prospectus Supplement” in the Amended Agreement shall refer to the prospectus supplement relating to the offering of the Remaining Securities, which prospectus supplement shall be filed with the Commission pursuant to Rule 424(b) under the Act on or as soon as practicable after the date of this Amendment.

2.                                      Notices to the Company pursuant to Section 13 of the Amended Agreement shall be directed to the offices of the Company at 590 Madison Avenue, 36th Floor, New York, New York 10022, Facsimile: (612) 629-2501, Attention: General Counsel.

3.                                      The date of execution of this Amendment shall be deemed a Representation Date under the Amended Agreement.

4.                                      Except as otherwise provided in this Amendment, the Original Agreement shall remain in full force and effect.

5.                                      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Brad Farrell
Name: Brad Farrell
Title: Vice President, Chief Financial Officer and Treasurer

JMP SECURITIES LLC

By	/s/ Kent Ledbetter
Authorized Signatory

KEEFE, BRUYETTE & WOODS, INC.

By	/s/ Victor Sack
Authorized Signatory

[Signature Page to Amendment No. 1 to the Equity Distribution Agreement]